BY-LAWS

OF

T. ROWE PRICE NEW HORIZONS FUND, INC.

AS AMENDED:

JULY 10, 1973

April 6, 1976

January 27, 1977

April 25, 1979

January 19, 1982

February 24, 1983

January 21, 1988

April 19, 1990

May 1, 1991

JULY 21, 1993

JULY 21, 1999

OCTOBER 16, 2002

FEBRUARY 5, 2003

APRIL 21, 2004

FEBRUARY 8, 2005

JULY 22, 2008

BY-LAWS

OF

ROWE PRICE NEW HORIZONS FUND, INC.

ARTICLE I

OFFICES

Section 1.The principal office shall be in the City of Baltimore, State of Maryland.

Section 2.The corporation may also have offices at such other places within or without the State of Maryland as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

Section 1.All meetings of stockholders shall be held at the office of the corporation in the City of Baltimore, State of Maryland, or at such other place within the United States as the board of directors may determine.

(Section 1. as amended July 10, 1973)

Section 2.The Corporation shall not be required to hold an annual meeting of its shareholders in any year unless the Investment Company Act of 1940 requires an election of directors by shareholders. In the event that the Corporation shall be so required to hold an annual meeting, such meeting shall be held at a date and time set by the Board of Directors, which date shall be no later than 120 days after the occurrence of the event requiring the meeting. Any shareholders' meeting held in accordance with the preceding sentence shall for all purposes constitute the annual meeting of shareholders for the fiscal year of the Corporation in which the meeting is held. At any such meeting, the shareholders shall elect directors to hold the offices of any directors who have held office for more than one year or who have been elected by the Board of Directors to fill vacancies which result from any cause. Except as the Articles of Incorporation or statute provides otherwise, Directors may transact any business within the powers of the

Corporation as may properly come before the meeting. Any business of the Corporation may be transacted at the annual meeting without being specially designated in the notice, except such business as is specifically required by statute to be stated in the notice. [ MGCL, Section 2-501 ]

(Section 2. as amended April 19, 1990)

Section 3.(Section 3. deleted as of July 21, 1993)

Section 4.Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, any Vice President, or by the Board of Directors. Special meetings of the shareholders shall be called by the Secretary on the written request of shareholders entitled to cast (a) in the case of a meeting for the purpose of removing a director, at least ten (10) percent and (b) in the case of a meeting for any other purpose, at least 25 percent, in each case of all the votes entitled to be cast at such meeting, provided that any such request shall state the purpose or purposes of the meeting and the matters proposed to be acted on, and the shareholders requesting the meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such shareholders. Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted upon at any special meeting of the shareholders held during the preceding twelve (12) months. [ MGCL, Section 2-502 ]

(Section 4. as amended July 21, 1993 and February 5, 2003)

Section 5.Not less than ten (10) days, nor more than ninety (90) days before each shareholders' meeting, the Secretary or an Assistant Secretary of the Corporation shall give to each shareholder entitled to vote at the meeting, and each other shareholder entitled to notice of the meeting, written notice stating (1) the time and place of the meeting, and (2) the purpose or purposes of the meeting if the meeting is a special meeting or if notice of the purpose is required by statute to be given. Such notice shall be personally delivered to the shareholder, or left at his residence or usual place of business, or mailed to him at this address or transmitted to the shareholder by electronic mail to any electronic mail address of the shareholder or by any other electronic means in all cases as such address appears on the records of the Corporation. No notice of a shareholders` meeting need be given to any shareholder who shall sign a written waiver of such notice, whether before or after the meeting, which is filed with the records of shareholders` meetings, or to any shareholder who is present at the meeting in person or by proxy. Notice of adjournment of a shareholders` meeting to another time or place need not be given if such time and place are announced at the meeting, unless the adjournment is for more than one hundred twenty (120) days after the original record date. [ MGCL, Sections 2-504, 2-511(d) ]

(Section 5. as amended July 21, 1999)

Section 6.Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 7.At any meeting of stockholders the presence in person or by proxy of stockholders entitled to cast one-third of the votes thereat shall constitute a quorum; but this section shall not affect any requirement of the statute or the charter with respect to the vote necessary for the adoption of any measure. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

(Section 7. as amended July 22, 2008)

Section 8.A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, except as otherwise provided by statute, by the charter, or by these by-laws.

Section 9.Each outstanding share of stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders; but no share shall be entitled to vote if any installment payable thereon is overdue and unpaid. A stockholder may vote the shares owned of record by him either in person or by proxy executed in writing by the stockholder or his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

Section 10.A shareholder may authorize another person to act as proxy for the shareholder by: (i) signing a writing authorizing another person to act as proxy, (ii) the shareholder`s authorized agent signing the writing or causing the shareholder`s signature to be affixed to the writing by any reasonable means, including facsimile signature, or (iii) transmitting, or authorizing the transmission of, an authorization for the person to act as proxy to the person authorized to act as proxy or any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. The authorization may be transmitted by a telegram, cablegram, datagram, electronic mail, or any other electronic or telephonic means. A copy, facsimile telecommunication, or other reliable reproduction of the writing or transmission may be substituted for the original writing or transmission for any purpose for which the original writing or transmission could be used. No proxy shall be valid more than eleven (11) months after its date unless it provides for a longer period. [ MGCL, Section 2-507(b) and (c) ]

(Section 10. added July 21, 1999)

Section 11.Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof, and such consent is filed with the records of the corporation.

ARTICLE III

DIRECTORS

Section 1.The number of directors of the Corporation shall be not more than fifteen (15). By vote of the majority of the entire Board of Directors, the number of directors fixed by the Charter or these By-Laws may be increased or decreased from time to time, but such number shall never be less than three (3). The tenure of office of director shall not be affected by any decrease in the number of directors so made by the Board. At each annual meeting, the stockholders shall elect directors to hold office until the next annual meeting or until their successors are elected and qualified. Directors need not be stockholders of the corporation.

Section 2.Except as otherwise provided by law,

(a)any vacancy occurring in the board of directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the board of directors, although such majority is less than a quorum;

(b)any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire board of directors; and

(c)a director elected by the board of directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualifies.

Section 3.The business and affairs of the corporation shall be managed by its board of directors, which may exercise all of the powers of the corporation, except such as are by law or by the charter or by these by-laws conferred upon or reserved to the stockholders.

Section 4.At any meeting of stockholders, duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.

Section 5.Meetings of the board of directors, regular or special, may be held at any place within or without the State of Maryland as the board may from time to time determine.

Section 6.Until the first annual meeting of stockholders or until successors are duly elected and qualified, the Board of Directors shall consist of the persons named as such in the Articles of Incorporation. Thereafter, except as otherwise provided in Sections 2 and 4 hereof, at each annual meeting, the stockholders shall elect Directors to hold office until the next annual meeting and/or until their successors are elected and qualify. In the event that Directors are not elected at an annual stockholders' meeting, then Directors may be elected at a special stockholders' meeting. Directors shall be elected by vote of the holders of a majority of the shares present in person or by proxy and entitled to vote thereon.

(Section 6. as amended January 21, 1988)

Section 7.Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board of directors.

Section 8.Special meetings of the board of directors may be called at any time by the board of directors or by the president or by a majority of the directors. Special meetings may be held at such place or places within or without the State of Maryland as may be designated in the call.

Section 9.Notice of the place and time of every special meeting of the board of directors shall be served on each director or sent to him by telegraph or by mail, or by leaving the same at his residence or usual place of business, at least two days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the director at his post office address as it appears on the records of the corporation, with postage thereon prepaid.

Section 10.At all meetings of the board one-third of the entire board of directors shall constitute a quorum for the transaction of business; provided however, that a quorum shall in no event be less than three (3) directors. The action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the board of directors unless the concurrence of a greater proportion is required for such action by statute, the charter of the corporation or these by-laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 11.Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

Section 12.Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the Board or committee and is filed in paper or electronic form with the minutes of the proceedings of the Board or committee.

(Section 12. as amended February 8, 2005)

Section 13.By resolution adopted by the Board of Directors, the Board may appoint from among its members one or more committees, including an Executive Committee, each consisting of one or more Directors. Each member of a committee shall hold office during the pleasure of the Board. Unless otherwise provided by resolution of the Board of Directors, the Executive Committee, in the intervals between meetings of the Board of Directors, shall have and may exercise all powers of the Board of Directors except the power to: (a) declare dividends or distributions on stocks; (b) issue stock other than as provided in Section 2-411(b) of Article

Corporations and Associations of the Annotated Code of Maryland; (c) recommend to the stockholders any action which requires stockholder approval; (d) amend the By-Laws; or (e) approve any merger or share exchange which does not require shareholder approval. To the extent provided by resolution of the Board, other committees shall have and may exercise any of the powers that may lawfully be granted to the Executive Committee. In the absence of appropriate resolution of the Board of Directors each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two Directors. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member. The Board of Directors may appoint other committees, each consisting of one or more persons who need not be directors. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Board of Directors, but shall not exercise any power which may lawfully be exercised only by the Board of Directors or a committee thereof.

(Section 13. as amended April 25, 1979 and April 21, 2004)

Section 14.Directors, as such, shall not receive any stated salary for their services, but may be allowed such directors' fees and such expenses for attendance at meetings as the Board of Directors may from time to time determine to be appropriate; but nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 15.Upon the retirement of a Director of the Corporation, the Board of Directors may designate such retired Director as a Director Emeritus. The position of Director Emeritus shall be honorary only and shall not confer upon such Director Emeritus any responsibility, or voting authority, whatsoever with respect to the Corporation. A Director Emeritus may, but shall not be required to attend the meetings of the Board of Directors and receive materials normally provided Directors relating to the Corporation. The Board of Directors may establish such compensation as it may deem appropriate under the circumstances to be paid by the Fund to a Director Emeritus.

(Section 15. added February 24, 1983)

ARTICLE IV

ADVISORY COMMITTEE

Section 1.The board of directors may appoint an advisory committee which shall be composed of persons who do not serve the corporation in any other capacity and which shall have advisory functions with respect to the investments of the corporation, but shall have no power to determine that any security or other investment shall be purchased or sold by the corporation. The number of persons constituting any such advisory committee shall be determined from time to time by the board of directors. The members of any such advisory committee shall not receive any fixed compensation for their services but may be allowed such fees and such expenses for the attendance at meetings as the Board of Directors may from time to time determine to be appropriate.

ARTICLE V

NOTICES

Section 1.Whenever any notice of the time, place or purpose of any meeting of stockholders, directors or of any committee is required to be given under the provisions of the statute or under the provisions of the charter or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of stockholders in person or by proxy, or at the meeting of directors or committee in person, shall be deemed equivalent to the giving of such notice to such persons.

ARTICLE VI

OFFICERS

Section 1.The officers of the corporation shall be chosen by the board of directors and shall be a president, one or more vice presidents (one or more of whom may be designated executive vice president), a secretary, and a treasurer. The president shall be selected from among the directors. The board of directors may also choose a chairman from among the directors, one or more assistant vice presidents, assistant secretaries and assistant treasurers. Two or more offices, except those of president and vice president, may be held by the same person; but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

(Section 1. as amended April 6, 1976)

Section 2.The officers of the Corporation shall be elected by the board of directors at its first meeting and thereafter at each annual meeting of the Board. At such meetings, the directors shall choose a president and shall choose one or more vice presidents, a secretary and a treasurer, none of whom need be a member of the board.

(Section 2. as amended January 21, 1988)

Section 3.The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined form time to time by the board.

Section 4.The salaries of all officers and agents of the corporation shall be fixed by or in a manner determined by the board of directors.

Section 5.The officers of the corporation shall serve for one year and until their successors are chosen and qualify. Any officer or agent may be removed by the board of directors whenever, in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the board of directors.

THE CHAIRMAN OF THE BOARD

Section 6.Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board, if there be such an officer, shall be the chief executive and operating officer of the Corporation, shall preside at all shareholders' meetings, and at all meetings of the Board of Directors. Subject to the supervision of the Board of Directors, he shall have general charge of the business, affairs, property, and operation of the Corporation and its officers, employees, and agents. He shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

(Section 6. The Chairman of the Board, as amended October 16, 2002)

THE PRESIDENT

Section 7.Unless otherwise provided by resolution of the Board of Directors, the President shall, at the request of or in the absence or disability of the Chairman of the Board, or if no Chairman of the Board has been chosen, he shall preside at all shareholders' meetings and at all meetings of the Board of Directors and shall in general exercise the powers and perform the duties of the Chairman of the Board. Except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

(Section 7. The President, as amended October 16, 2002)

(Section 8. deleted October 16, 2002)

VICE PRESIDENTS AND ASSISTANT VICE PRESIDENTS

Section 9.In the absence or disability of the president, the vice president, or if there shall be more than one, the vice presidents, in the order determined by the board of directors, shall perform the duties and exercise the powers of the president, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 10.The assistant vice president, or if there shall be more than one, the assistant vice presidents, shall perform such duties and have such powers as the board of directors shall from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 11.The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation, and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary.

Section 12.The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors or the president, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 13.The treasurer shall be the chief financial officer of the corporation. He shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and he shall render to the president and the board of directors, at its regular meetings or when the board of directors or the president so require, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 14.The treasurer shall cause all of the securities from time to time owned by the corporation, and all of its funds, to be deposited with the bank or trust company which shall have been appointed custodian pursuant to the provisions of the charter of the corporation.

Section 15.If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 16.The assistant treasurer, or if there shall be more than one, the assistant treasurers, in the order determined by the board of directors or the president, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE VII

CAPITAL STOCK

Section 1.

(a)Certificates certifying the ownership of shares will not be issued for shares purchased or otherwise acquired after May 1, 1991. The ownership of shares, full or fractional, shall be recorded on the books of the Corporation or its agent. The record books of the Corporation as kept by the Corporation or its agent, as the case may be, shall be conclusive as to the number of shares held from time to time by each such shareholder. The Corporation reserves the right to require the surrender of outstanding certificates if the Board of Directors so determines. [ MGCL, Section 2-210(c) ]

(b)Every certificate exchanged, surrendered for redemption or otherwise returned to the Corporation shall be marked "Cancelled" with the date of cancellation.

(Section 1. as amended May 1, 1991)

Section 2.If a certificate for stock of the Corporation is alleged to have been lost, stolen or destroyed, no new certificate will be issued. Instead, ownership of the shares formerly represented by the lost, stolen or destroyed certificate shall be recorded on the books of the Corporation or its agent, in accordance with the provisions of Section 1 of this Article VII. Before recording ownership of such shares, the Board of Directors, or any officer authorized by the Board, may, in its discretion, require the owner of the lost, stolen, or destroyed certificate (or his legal representative, to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate. [ MGCL, Section 2-213 ]

(Section 2. as amended May 1, 1991)

Section 3.Shares of stock of the Corporation shall be transferable only upon the books of the Corporation kept for such purpose and, if one or more certificates representing such shares have been issued, upon surrender to the Corporation or its transfer agent or agents of such certificate or certificates duly endorsed, or accompanied by appropriate evidence of assignment, transfer, succession, or authority to transfer.

(Section 3. as amended May 1, 1991)

Section 4.The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for any other proper purpose, provided that such record date shall be a date not more than 60 days nor, in the case of a meeting of stockholders, less than 10 days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. In such case, only such stockholders as shall be stockholders of record on the record date so fixed shall be entitled to such notice of, and to vote at, such meeting or adjournment, or to give such consent, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, or to take other action, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date. If no record date has been fixed for the determination of stockholders, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, whichever is the closer date to the meeting, or, if notice is waived by all stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held.

(Section 4. as amended January 27, 1977 and May 1, 1991)

Section 5.The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

(Section 5. as amended May 1, 1991)

ARTICLE VIII

GENERAL PROVISIONS DIVIDENDS

Section 1.Dividends upon the capital stock of the corporation may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in its own shares, subject to the provisions of the statue and of the charter.

Section 2.The provisions of Section 1 of this Article notwithstanding, the total of cash distributions to the stockholders paid in any one fiscal year, subject to the exceptions noted below, may be approximately the sum of

(a)the net income for such fiscal year, determined in accordance with good accounting practice (which, if the board of directors so determines, may include net amounts included as such accrued net income in the price of shares of capital stock of the corporation issued or repurchased), exclusive of profits or losses realized upon the sale of securities or other property; plus

(b)the excess of profits over losses on sales of securities or other property for such fiscal year.

Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books, the above provision shall be interpreted to give to the board of directors the power in its discretion to distribute for any fiscal year as ordinary dividends and as capital gain distributions, respectively, amounts sufficient to enable the corporation to avoid or reduce liability for federal income or other taxes.

ANNUAL STATEMENT

Section 3.The president or a vice president or the treasurer shall prepare or cause to be prepared annually a full and correct statement of the affairs of the corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of stockholders, if any, and shall be filed within twenty days thereafter at the principal office of the corporation in the State of Maryland (or, in the absence of an annual meeting, within twenty days after the month of April following the end of the fiscal year).

(Section 3. as amended January 21, 1988)

CHECKS; EVIDENCES OF INDEBTEDNESS

Section 4.All certificates, orders or instructions for the payment of money of the corporation, and all notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate, or as may be specified in or pursuant to the agreement between the corporation and the bank or trust company appointed as custodian pursuant to the provisions of the charter of the corporation.

PARTICIPATION IN CERTAIN INVESTMENT DECISIONS

Section 5.In any case in which an officer or director of the corporation or of the investment adviser of the corporation, or a member of the advisory board or of any committee of the corporation, is also an officer or director of another corporation, and the purchase or sale of shares issued by such other corporation is under consideration, the officer or director or advisory board or committee member concerned shall abstain from participating in any decision made on behalf of the corporation to purchase or sell any securities issued by such other corporation.

FISCAL YEAR

Section 6.The fiscal year of the corporation shall end on the last day of December in each year.

SEAL

Section 7.The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Maryland". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

STOCK LEDGER

Section 8.The corporation shall maintain at the office of its transfer agent an original stock ledger containing the names and addresses of all stockholders and the number of shares held by each stockholder.

ARTICLE IX

AMENDMENTS

Section 1.The board of directors shall have the power, at any regular meeting or at any special meeting if notice thereof be included in the notice of such special meeting, to alter or repeal any by-laws of the corporation and to make new by-laws.

Section 2.The stockholders shall have the power, at any annual meeting or at any special meeting if notice thereof be included in the notice of such special meeting, to alter or repeal any by-laws of the corporation or to make new by-laws.

ARTICLE X

INDEMNIFICATION AND INSURANCE

Section 1.Indemnification and Payment of Expenses in Advance. The Corporation shall indemnify any individual ("Indemnitee") who is a present or former director, officer, employee, or agent of the Corporation, or who is or has been serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, who, by reason of his position was, is, or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter collectively referred to as a "Proceeding") against any judgments, penalties, fines, settlements, and reasonable expenses (including attorneys' fees) incurred by such Indemnitee in connection with any Proceeding, to the fullest extent that such indemnification may be lawful under applicable Maryland law, as from time to time amended. The Corporation shall pay any reasonable expenses so incurred by such Indemnitee in defending a Proceeding in advance of the final disposition thereof to the fullest extent that such advance payment may be lawful under applicable Maryland Law, as from time to time amended. Subject to any applicable limitations and requirements set forth in the Corporation's Articles of Incorporation and in these By-Laws, any payment of indemnification or advance of expenses shall be made in accordance with the procedures set forth in applicable Maryland law, as from time to time amended.

Notwithstanding the foregoing, nothing herein shall protect or purport to protect any Indemnitee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office ("Disabling Conduct").

Anything in this Article X to the contrary notwithstanding, no indemnification shall be made by the Corporation to any Indemnitee unless:

(a)there is a final decision on the merits by a court or other body before whom the Proceeding was brought that the Indemnitee was not liable by reason of Disabling Conduct; or

(b)in the absence of such a decision, there is a reasonable determination, based upon a review of the facts, that the Indemnitee was not liable by reason of Disabling Conduct, which determination shall be made by:

(i)the vote of a majority of a quorum of directors who are neither "interested persons" of the Corporation, as defined in Section 2(a)(19) of the Investment Company Act of 1940, nor parties to the Proceeding; or

(ii)an independent legal counsel in a written opinion.

Anything in this Article X to the contrary notwithstanding, any advance of expenses by the Corporation to any Indemnitee shall be made only upon the undertaking by such Indemnitee to repay the advance unless it is ultimately determined that such Indemnitee is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a)the Indemnitee provides a security for his undertaking; or

(b)the Corporation shall be insured against losses arising by reason of any lawful advances; or

(c)there is a determination, based on a review of readily available facts, that there is reason to believe that the Indemnitee will ultimately be found entitled to indemnification, which determination shall be made by:

(i)a majority of a quorum of directors who are neither "interested persons" of the Corporation as defined in Section 2(a)(19) of the Investment Company Act of 1940, nor parties to the Proceeding; or

(ii)an independent legal counsel in a written opinion.

Section 2.Insurance of Officers, Directors, Employees and Agents. To the fullest extent permitted by applicable Maryland law and by Section 17(h) of the Investment Company Act of 1940, as from time to time amended, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in or arising out of his position, whether or not the Corporation would have the power to indemnify him against such liability. [ MGCL, Section 2-418(k) ]

(ARTICLE X. INDEMNIFICATION AND INSURANCE, as added to

By-Laws January 19, 1982)

ARTICLE XI

MISCELLANEOUS

Section 1.Use of the Term "Annual Meeting". The use of the term "annual meeting" in these By-Laws shall not be construed as implying a requirement that a shareholder meeting be held annually.

(ARTICLE XI. MISCELLANEOUS, as added to By-Laws January 21, 1988)

Agmts/ByLaws.NHF